Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-115675) pertaining to Chiquita Brands International, Inc. of our report dated June 26, 2008, with respect to the financial statements of the Chiquita Savings and Investment Plan as of December 31, 2007 and for the year then ended included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

/s/ Ernst & Young LLP

Cincinnati, Ohio

June 25, 2009